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                                     EXHIBIT 3.4
                                     -----------
            Form of the Registrant's Class D Preferred Stock Certificate.

[front of Certificate]

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                 Incorporated under the laws of the state of Maryland
Number
       Shares

 Class D Cumulative Preferred Stock       See reverse for certain definitions
This certificate is transferable in
Boston, MA or New York, NY                                   CUSIP 03748R 30 9


                                       Countersigned and registered

                                        BankBoston, N.A.
                                           (Signature)

This certifies that                 is the owner of         fully-paid and
non-assessable shares of Class D Cumulative Preferred Stock, $.01 par value per share, of Apartment Investment and Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated                                             /s/ TERRY CONSIDINE
                                                 ---------------------------
                                                  Chief Executive Officer



      /s/ LEEANN MOREIN                          /s/ PETER K. KOMPANIEZ
      ------------------------                   ---------------------------
      Secretary                                  President


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[back of Certificate]

          APARTMENT INVESTMENT AND MANAGEMENT COMPANY

          The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

          The shares of Class D Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class D Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class D Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class D Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                           (Cust)             (Minor)
    TEN ENT  - as tenants by the entireties       Under Uniform Gifts to Minors
                                                     Act
    JT TEN   - as joint tenants with right of                  (State)
               survivorship and not as tenants
               in common

       Additional abbreviations may also be used though not in the above list.

For Value received            Hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)
                              Shares of the Class D Cumulative Preferred Stock
represented by the within Certificate and do hereby irrevocably constitute and
appoint                        Attorney to transfer the said stock on the
books of the within-named Corporation with full power of substitution in the promises.
Dated:                                                            SIGNATURE
SIGNATURE(S) GUARANTEED


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NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
By:
THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.


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